UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 21, 2012

ROMA FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

United States	0-52000	51-0533946
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Route 33, Robbinsville, New Jersey	08691
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:       (609) 223-8300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On September 21, 2012, Roma Bank (the “Bank”), a wholly owned subsidiary of Roma Financial Corporation (the “Registrant”) entered into an Agreement (the “Agreement”) with the Office of the Comptroller of the Currency (the “Comptroller”).  Pursuant to the Agreement, the Board of Directors of the Bank is required to establish a compliance committee to oversee the Bank’s obligations under the Agreement and to prepare and submit written progress reports to the Comptroller on a periodic basis regarding the Bank’s compliance with the terms of the Agreement.  The Agreement also requires, among other things, that the Board (i) complete a review of the Board’s processes regarding oversight of management and risk management and adopt and implement a plan, acceptable to the Comptroller, to strengthen oversight of management and operations; (ii) adopt a plan, acceptable to the Comptroller, to strengthen the Bank’s credit risk management practices; (iii) adopt and implement a program, acceptable to the Comptroller, for the maintenance of an adequate allowance for loan and lease losses; (iv) adopt and implement a plan, acceptable to the Comptroller, to reduce the Bank’s interest in criticized or classified assets; (v) adopt and implement an updated program, acceptable to the Comptroller, to ensure the Bank’s compliance with the Bank Secrecy Act and ensure implementation of a Bank Secrecy Act/Anti-Money Laundering Risk Assessment Process; (vi) adopt, implement and ensure compliance with an independent internal audit program acceptable to the Comptroller; and (vii) establish a committee reporting to the Board to ensure oversight of the Bank’s information technology activities.

The Agreement will continue until terminated by the Comptroller.  The foregoing summary of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 hereto, and incorporated herein by reference.

Additional regulatory restrictions resulting from the Agreement include that the Bank must obtain prior regulatory approval before either (i) appointing or changing the responsibilities of directors and senior executive officers, or (ii) entering into any employment agreement or other agreement or plan providing for the payment of a “golden parachute payment” or the making of any golden parachute payment.  The Bank’s FDIC assessment rate will also increase.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

10.1	Agreement dated September 21, 2012 by and between Roma Bank and the Comptroller of the Currency of the United States of America

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROMA FINANCIAL CORPORATION
Date: September 27, 2012	By:	/s/ Peter A. Inverso
Peter A. Inverso President and Chief Executive Officer